UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016 (March 4, 2016)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

As previously disclosed, on January 11, 2016 (the “Petition Date”), Arch Coal, Inc. (“Arch” or the “Company”) and substantially all of Arch’s wholly owned domestic subsidiaries (the “Filing Subsidiaries” and, together with Arch, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”). As also previously disclosed, on January 21, 2016, the Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”; the superpriority secured term loan credit facility provided thereunder, the “DIP Facility”) was entered into by and among the Company, as borrower, certain of the Debtors, as guarantors, the lenders from time to time party thereto (the “DIP Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent for the DIP Lenders (the “DIP Agent”).

In connection with the Court’s final order approving the DIP Credit Agreement (the “Final Order”), Arch entered into a waiver and consent and amendment to the DIP Credit Agreement, dated as of March 4, 2016 with the consent of the DIP Agent, the DIP Lenders holding a majority of the term loans and unused commitments under the DIP Facility, and, only with respect to the consent to dismiss the Chapter 11 case of the Sold Entity (as defined below), the lenders holding a majority of the term loans under Arch’s prepetition credit facility (the “DIP Amendment”).  The DIP Amendment, among other things, (i) provides for a waiver of any default or event of default that otherwise would occur under the DIP Credit Agreement as a result of the dismissal of the Chapter 11 case of one of the Company’s subsidiaries following the sale of such subsidiary (such entity, the “Sold Entity”); (ii) grants the consent to dismiss the Chapter 11 case of the Sold Entity; (iii) extends the availability period to borrow under the DIP Facility from four months to six months, with a corresponding extension to the period during which the 1% voluntary prepayment fee is applicable; (iv) reduces the minimum liquidity threshold applicable after the entry of the Final Order from $575 million to $500 million and (v) removes the event of default relating to a material breach by any of the Debtors of any provision of the Restructuring Support Agreement, dated as of January 10, 2016 and as amended by the First Amendment to the Restructuring Support Agreement dated as of February 25, 2016 that results in the termination thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2016	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary